UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2024

Nuveen Churchill Private Capital Income Fund
(Exact name of registrant as specified in its charter)

Delaware	000-56412	88-6187397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 9th Floor, New York, NY	10152
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 207-2003

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2024, John D. McCally submitted his resignation as the Chief Compliance Officer of Nuveen Churchill Private Capital Income Fund (the “Fund”) to the Fund’s board of trustees (the “Board”), effective as of March 1, 2024. Mr. McCally will continue to serve as the Vice President and Secretary of the Fund. In connection with the foregoing, on February 20, 2024, the Board appointed Charmagne Kukulka as the Chief Compliance Officer of the Fund, effective as of March 1, 2024.

Charmagne Kukulka, 34, has been a Principal and Deputy Chief Compliance Officer at Churchill Asset Management LLC (“Churchill”) since May 2023. Ms. Kukulka is responsible to managing Churchill’s compliance program and provides compliance support in connection with regulatory matters affecting the business. Prior to joining Churchill, Ms. Kukulka was the Chief Compliance Officer at 13D Management LLC, specializing in investment adviser and investment company act rules and regulations from January 2022 to May 2023. She began her compliance career at Blackstone Inc., where she held various roles within the legal and compliance teams administering the compliance program for Blackstone’s registered funds platform from August 2013 to January 2022. Ms. Kukulka received her B.A. in Business and Corporate Communications from Arizona State University’s W.P. Carey School of Business.

There are no family relationships between Ms. Kukulka and any director or executive officer of the Fund, and she is not a party to any transaction that is required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Churchill Private Capital Income Fund

Date: February 23, 2024	By:	/s/ Kenneth J. Kencel
Kenneth J. Kencel Chief Executive Officer and President